EXHIBIT 11
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                          WEINGARTEN REALTY INVESTORS
                   COMPUTATION OF EARNINGS PER COMMON SHARE
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             Three Months Ended
                                                                  March 31,
                                                               1997     1996
                                                              -------  -------
SIMPLE EARNINGS PER SHARE:
     Weighted Average Common Shares Outstanding. . . . . . .   26,598   26,547
                                                              =======  =======
         Simple Earnings Per Share . . . . . . . . . . . . .  $   .48  $   .48
                                                              =======  =======

PRIMARY EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding. . . . . . .   26,598   26,547
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding. . . .      141       45
                                                              -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,739   26,592
                                                              =======  =======
         Primary Earnings Per Share. . . . . . . . . . . . .  $   .48  $   .47
                                                              =======  =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding. . . . . . .   26,598   26,547
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding. . . .      141       45
                                                              -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,739   26,592
                                                              =======  =======
         Fully Diluted Earnings Per Share. . . . . . . . . .  $   .48  $   .47
                                                              =======  =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
     DILUTED COMPUTATION:

     Earnings. . . . . . . . . . . . . . . . . . . . . . . .  $12,776  $12,625
                                                              =======  =======

  Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15because it results in dilution of less than 3%.
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